Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 4, 2025, with respect to the financial statements of QXO, Inc. for the year ended December 31, 2024, included in the Annual Report on Form 10-K.

/s/ Marcum LLP

Marlton, New Jersey

May 13, 2026